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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2006

                       INTELLIGENT SECURITY NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   333-107826           02-0656132
(State or other jurisdiction of       (Commission        (I.R.S. Employer
 incorporation or organization)       File Number)       Identification No.)

              5447 NW 42nd Avenue
                Boca Raton, FL                         33496
         Address of principal offices                 Zip Code

Registrant's telephone number including area code: 561-995-4625

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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The  following  current  report  under  Section  13 or 15(d)  of the  Securities
Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 1.01 Entry into a Material Definitive Agreement

     On March 28, 2006, the Registrant entered into a material definitive Share Exchange Agreement with Gambino Apparel Group, Inc. (GAGI) whereby the Registrant will acquire 100% of the capital stock of GAGI through the issuance of 35,000,000 Shares of its Common Stock. The Company anticipates that the transaction will be completed within thirty days.

     Until the completion of the transaction there will be no change in voting control of the Registrant or a change in the Board of Directors of the Registrant. However, upon completion of this transaction, the shareholders of GAGI will be able to exercise majority voting control of the Registrant and will elect a new Board of Directors of the Registrant. In addition, pursuant to the terms of the Share Exchange Agreement, the controlling shareholders of GAGI and the Registrant will enter into a Stock Pledge Agreement whereby the shareholders of GAGI will maintain a security interest in the shares being exchanged with the Registrant for a period of one year.

     The terms of this Agreement are set forth in their entirety in Exhibit 99.1 of this Report.


Item 7.01 Regulation FD Disclosure

     On March 29, 2006, the issued a News Release announcing that it entered into a definitive Share Exchange Agreement with Gambino Apparel Group, Inc.

     The text of this News Release is set forth in its entirety in Exhibit 99.2 of this Report.




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                                   SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  March 29, 2006                  INTELLIGENT SECURITY NETWORKS, INC.


                                        By:/s/William J. Reilly
                                        WILLIAM J. REILLY
                                        President





























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